SENTO RECEIVES NASDAQ NOTICE REGARDING DELAY IN

HOLDING ANNUAL SHAREHOLDERS MEETING

SALT LAKE CITY, Utah, April 6, 2007 – Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, today reported it received a Nasdaq Staff Determination letter on April 2, 2007 indicating the Company had failed to comply with the requirement that it hold its annual meeting of shareholders, solicit proxies and provide proxy statements to Nasdaq by March 31, 2007, and that the Company’s securities are, therefore, subject to delisting from The Nasdaq Capital Market in accordance with Marketplace Rules 4350(e) and 4350(g).

Sento anticipated receipt of this notice because it delayed holding its annual meeting of shareholders until May 22, 2007 to allow it sufficient time to retain the services of a new Chief Executive Officer.

In accordance with Nasdaq procedures, Sento has requested a hearing with the Nasdaq Listing Qualifications Panel to review the Staff Determination. The Company’s shares will remain listed on Nasdaq under the ticker symbol SNTO pending a decision by the Panel. There can be no assurance that the Panel will grant Sento’s request for continued listing.

A preliminary proxy statement has been filed with the Securities and Exchange Commission as of April 5, 2007 preparatory to holding its annual meeting of shareholders on May 22, 2007.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including McAfee, LensCrafters, Philips, Thomson, and Overstock.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento’s beliefs, expectations, goals, hopes, or intentions regarding future events. Words such as “expects,” “intends,” “estimates,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company’s stock price has historically been volatile; variations in market and economic conditions; the Company’s dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company’s clients resulting in lower revenues for the Company; the Company’s ability to complete negotiations and execute client agreements; failure to complete an equity or subordinated debt financing on a timely basis; failure to maintain the listing of its common stock on The Nasdaq Capital Market; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB.

Contact:

Kim Cooper, CEO, Sento at 801-431-9200

Brian Maloy, Interim CFO, Sento at 801-431-9200

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